PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Contact: Release Number: 03-13

Jeffrey Scott Szorik

Harrell Beck

Shurgard Storage Centers, Inc.

(206) 652-3702

FOR IMMEDIATE RELEASE

SHURGARD ANNOUNCES COMPLETION OF MAJOR TRANSACTIONS

SEATTLE, WASHINGTON, July 1, 2003... Shurgard Storage Centers, Inc. (NYSE:SHU), a leading self storage real estate investment trust (REIT), today announced that it has completed several previously announced transactions: 1) the acquisition of 19 storage centers formerly operated as Minnesota Mini-Storage; 2) the purchase of 36 storage centers previously developed under the tax retention operating lease facility; and 3) the acquisition of an additional 42.5% interest in Shurgard Europe.

Acquisition of Minnesota Mini-Storage

On June 30, 2003, we completed the acquisition of five entities owning a total of 19 self storage centers located in Minnesota and operated under the name of Minnesota Mini-Storage. As consideration in the transaction, we issued 3,050,000 shares of our common stock at closing and have agreed to issue an additional 50,000 shares if the stores meet certain revenue targets prior to the end of 2005. The shares issued in the transaction were not registered under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act. We are required to file a registration statement by September 1, 2003 to register the re-sale of the shares issued in the acquisition.

Tax Retention Operating Leases: Exercised Option to Purchase Stores

In April and June 2003, we purchased 36 stores that were previously developed under our tax retention operating leases. The total purchase price for the 36 stores was approximately $164.7 million. We financed the purchase of these stores with $22.2 million of the proceeds from our notes offering in March 2003, and funded $142.5 million with borrowings under our revolving credit facility. As a result of the acquisition of these 36 stores, we no longer have any outstanding tax retention operating leases.

Twenty-five of the 36 stores have been open for periods ranging from 1 to 24 months, with an average age since opening of 16 months and median of 18 months. The remaining 11 stores are still under development and are expected to cost an additional $35.6 million to complete. We own 100% of 22 stores, and anticipate owning a 51% to 85% joint venture interest in the 14 remaining stores that will be consolidated in our financial statements at June 30, 2003. These joint venture properties are being developed with our operating partners in Florida, California, Colorado, Michigan and North Carolina.

All of the operating stores are in lease-up and are expected to show operating losses as a group until a significant number reach stabilized occupancy. The stores still being developed will undergo the same lease-up process after they open. Under the tax retention operating leases in effect prior to the purchase of the stores, we recognized the operating revenue and expenses of the stores as well as rent under the leases. Following the acquisition of the stores, we will no longer record rent under the leases and will recognize interest cost related to the purchase price of the stores. As the 25 operating stores lease-up, the corresponding losses from these stores should decline, however the 11 stores still under development will generate losses as they open and undergo the same lease-up process.

The purchase of the stores resulted in an increase of approximately $159.7 million in storage center assets, an increase in our line of credit of approximately $142.5 million, and reductions to cash and other liabilities of approximately $22.2 million and $5.0 million, respectively.

Shurgard Increases Ownership Interest in Shurgard Europe

The Company acquired an additional 42.5% indirect ownership interest in Shurgard Europe, on a fully diluted basis, by increasing our equity interest in Recom from 9.1% to 88.1%. As a result, we increased our ownership interest in Shurgard Europe from approximately 18% to approximately 61%, including the 10.6% interest we acquired from Credit Suisse First Boston in April 2003 as previously announced. As part of the transaction, on June 20, 2003, we loaned $153.0 million to Recom, which used the proceeds to repay the outstanding balance of, and certain costs relating to, Recom's principal credit facility that matured on June 21, 2003. Recom & Co. SNC, which we refer to as Recom, is a Belgium partnership that holds debt and equity investments in Shurgard Europe. An officer of Shurgard now manages Recom. Our European operating partners and a group of current and former employees of Shurgard Europe own the remaining 17.9% of Recom. We intend to liquidate Recom in 2003, subject to the approval of the other owners of Recom.

Balance Sheet Impact of Transactions

In order to promote a better understanding of the announced transactions, the anticipated balance sheet impact of each is illustrated in Appendix A as if the transactions had occurred as of March 31, 2003. The financial information set forth in Appendix A is not necessarily indicative of our actual combined financial position at the end of the second quarter. Our financial results for the second quarter 2003, which will include the financial impact of the transactions described above, will be published according to our usual reporting schedule.

Risk Factors

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, for 2003 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that the projected earnings, expenses or revenues may be affected by other factors, such as the risk that changes in economic conditions in the market, competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in rent up of newly developed stores, and the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction and development expenses, and the risk that there will be a disruption or instability in the operations of the business following closing of these transactions and merger of certain of these operations into the Company. We may also be affected by legislation or changes in regulations or interpretations regarding certain accounting standards applied to the Company's operations and certain existing financial and joint venture structures of the Company. New rules that change the accounting treatment for unconsolidated investments may affect the accounting treatment or net income of certain of the Company's investments. The new rules are subject to an evolving set of interpretations that dictate whether we consolidate the assets, liabilities and operations of Shurgard Europe and certain other of our unconsolidated joint ventures. Further evolution of these rules may result in a different application of the new rules to these operations. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard's financial performance, see Shurgard's Annual Report on Form 10-K/A for the year ended December 31, 2002 filed with the SEC on May 21, 2003, and Form 10-Q for the quarter ending March 31, 2003 filed with the SEC on May 20, 2003.

Pro forma Balance Sheet

	March 31, 2003 As Reported	Acquisiton of CSFB's Interest in Shurgard		Purchase of TROL Properties		Recom Purchase		Minnesota Acquisition		Pro forma
ASSETS:										
Storage centers	$ 1,263,018	$ -		$ 159,702	2	$ -		$ 100,894	4	$ 1,523,614
Other real estate investments	28,878	43,073	1			153,377	3	-		225,328
Cash and cash equivalents	71,847	(49,652)	1	(22,195)	2	220	3	1,141	4	1,361
Other assets	129,545					281	3	674	4	130,500
Total assets	$ 1,493,288	$ (6,579)		$ 137,507		$ 153,878		$ 102,709		$ 1,880,803
LIABILITIES & SHAREHOLDERS' EQUITY:										
Accounts payable and other liabilities	$ 107,016	$ (6,579)	1	$ (4,983)	2	$ -		$ 1,815	4	$ 97,269
Line of credit	-	-		$ 142,490	2	153,878	3	-		296,368
Notes payable	642,355	-		-		-		20,000	4	662,355
Total liabilities	749,371	(6,579)		137,507		153,878		21,815		1,055,992
Minority interest in other real	15,378	-		-		-		-		15,378
Total shareholders' equity	728,539	-		-		-		80,894	4	809,433
shareholders' equity	$ 1,493,288	$ (6,579)		$ 137,507		$ 153,878		$ 102,709		$ 1,880,803

1 The purchase of CFSB's 10.64% interest in Shurgard Europe was financed out of cash available at closing on April 30 and resulted in the reclassification of our previously negative Shurgard Europe investment balance out of liabilities.

2 The 36 properties purchased from the TROL were recorded at the net of the option price less deferred revenue. Purchase of these properties was funded through the use of cash available and borrowings under our line of credit.

3 The assets and liabilities of Recom are now consolidated on our balance sheet as we control the entity. Increase in Other Real Estate Investment represents Recom's additional 53.82% ownership in Shurgard Europe. Our ownership interest in Recom results in an additional 42.5% indirect interest in Shurgard Europe. Our loan to and additional investment in Recom were funded through a draw on our line of credit.

4 The purchase of the 19 storage centers in Minnesota was recorded using purchase accounting. Assets acquired and liabilities assumed are recorded at fair market value, are preliminary estimates of the closing balance sheet and are subject to change upon finalization. The adjustment to equity includes a $20 million receivable from the sellers that is secured by their stock in Shurgard.